Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2023, relating to the financial statements of Sierra Parima S.A.S., appearing in the Registration Statement No. 333-269778 on Form S-4 of Falcon’s Beyond Global, Inc.

/s/ Deloitte RD, S.R.L.

Santo Domingo, Dominican Republic

December 11, 2023